UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2023

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of Principal Executive Offices, including Zip Code)

(877) 202-2666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On February 21, 2023, Finance of America Companies Inc., a Delaware corporation (the “Company”) issued a statement to announce the sale of certain operational assets of Finance of America Mortgage LLC, a Delaware limited liability company (“FAM”), an indirect subsidiary of the Company, doing business as Finance of America Commercial (“FACO”) to Roc Capital Holdings LLC, a Delaware limited liability company (the “Buyer”). A copy of the Company’s statement is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 19, 2023, the Company’s indirect subsidiaries, Finance of America Holdings LLC, a Delaware limited liability company (“Holdings”), and FAM (together with Holdings, the “Seller”) entered into an Asset Purchase Agreement (the “Agreement”) with the Buyer for the sale of certain operational assets of FAM, operating as FACO (the “FACO Transaction”). FACO originates, manages and services business purpose loans made to residential real estate investors.

Pursuant to the Agreement and subject to certain terms and conditions set forth in the Agreement, as consideration for the sale of certain operational assets of FACO, the Buyer will pay to Seller an aggregate purchase price over a three-year period, primarily calculated as an earnout payment based on the performance of the purchased assets, not to exceed $30,000,000.

The closing of the FACO Transaction is subject to the satisfaction or waiver by the applicable party of certain customary conditions. The Agreement contains certain customary termination rights for Seller and Buyer, including the right of either Seller or Buyer to terminate the Agreement on June 1, 2023 if the transactions contemplated thereby have not yet closed. The transaction is expected to close in the first quarter of 2023.

This transaction does not include FACO’s financial assets as of closing comprised of loans and securitization assets, which will continue to be sold or otherwise paid in full or liquidated in the ordinary course of business. Following the closing of the FACO Transaction, FAM will no longer operate in the business of originating business purpose loans to residential real estate investors. Upon closing of the FACO Transaction, the Company will no longer have a reportable Commercial Originations segment.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s expectations regarding the FACO Transaction. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions and other important factors. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the inability to complete the proposed FACO Transaction and the risk that the proposed FACO Transaction will not be consummated in a timely manner.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the SEC on March 15, 2022, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of February 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date: February 21, 2023	/s/ Johan Gericke
	Name:	Johan Gericke
	Title:	Chief Financial Officer